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nDSP DELAWARE, INC.
REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is made and entered into as of December 6, 2001, among Pixelworks, Inc., an Oregon corporation ("Acquiror"), nDSP Delaware, Inc., a Delaware corporation ("Target") and each of the shareholders of Target who are signatories hereto (each a "Shareholder" and collectively, the "Shareholders").

        This Agreement is entered into in connection with that certain Agreement and Plan of Merger and Reorganization dated as of December 6, 2001 (as the same may be amended or modified, the "Merger Agreement") by and among Acquiror, Nighthawk Acquisition Corp., Target and the Shareholders. The Merger Agreement provides for the merger of Nighthawk Acquisition Corp. with and into Target (the "Merger") in a transaction in which the issued and outstanding shares of capital stock of Target (the "Target Stock") will be converted into the right to receive shares of Common Stock, par value $.001, of Acquiror (the "Acquiror Stock") as provided by, and on the terms and conditions set forth in, the Merger Agreement. Capitalized terms used herein but not defined herein shall have their defined meanings as set forth in the Merger Agreement.

        1.    Reliance Upon Representations, Warranties and Covenants.    Each Shareholder has been informed that the treatment of the Merger as a tax-free reorganization for federal income tax purposes requires, among other factors, the accuracy of the representations contained herein. Each Shareholder understands that the representations and warranties and covenants of such Shareholder set forth herein will be relied upon by Acquiror, Target, their respective counsel and accounting firms and other shareholders of Target.

        2.    Representations, Warranties and Covenants of Each Shareholder.    Each Shareholder represents, warrants and covenants as follows:

          (a)  Each Shareholder has full power and authority to execute the Merger Agreement, if applicable, and this Agreement, to make the representations and warranties and covenants herein contained and to perform such Shareholder's obligations hereunder.

          (b)  Appendix A attached hereto sets forth all shares of Target Stock owned by each Shareholder, including all Target Stock as to which such Shareholder has sole or shared voting or investment power and all rights, options and warrants to acquire Target Stock (provided, however, that if any Shareholder who holds Series A Preferred Stock or Series B Preferred Stock of Target elects before the Effective Time to convert the same into Common Stock of Target by delivery to Target before the Effective Time of an executed Notice of Voluntary Conversion and Waiver of Liquidation Preference and all certificates and documents required in connection therewith, Appendix A shall be deemed to be modified to reflect such Shareholder as the owner of an equal number of shares of Common Stock issued to such Shareholder before the Effective Time in conversion of such Shareholder's Preferred Stock). To such Shareholder's knowledge, except as contemplated by the Merger Agreement, no other person or entity not a signatory to this Agreement has a beneficial interest in or right to acquire all or any portion of the shares of Target Stock set forth in Appendix A).

          (c)  Each Shareholder is acquiring the Acquiror Stock solely for the Shareholder's own account, for investment and not with a view to any resale or other distribution thereof in violation of the Securities Act.

          (d)  Each Shareholder acknowledges and understands that the terms of the Merger have not been reviewed by the Securities and Exchange Commission ("SEC") or by any state securities authorities, that the Acquiror Stock has not been registered under the Securities Act, any state or foreign jurisdiction securities law or registered or qualified under any other securities laws, based on, among other factors, that no distribution or public offering has been effected and the Acquiror Stock will be issued by Acquiror in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act. Each Shareholder understands that Acquiror is relying on such Shareholder's representations as set forth herein for purposes of claiming such exemption, including the bona fide nature of such Shareholder's investment intent as expressed above. Each Shareholder acknowledges that, except as is set forth in Section 6 of this Agreement, Acquiror is under no obligation to register the Acquiror Stock under the Securities Act. As a result, unless an exemption from such registration is then available, such Shareholder must hold the Acquiror Stock until such time as Acquiror has registered the Acquiror Stock for resale under the Securities Act and qualified the Acquiror Stock for resale under applicable state or foreign jurisdiction securities laws.

          (e)  Each Shareholder is familiar with Regulation D promulgated under the Securities Act and is an "accredited investor" as defined in Rule 501(a) of such Regulation D or such Shareholder, either alone or together with such Shareholder's representative, has such knowledge and experience in financial, investment and business matters that the Shareholder is capable of evaluating the merits and risks of an investment in the Acquiror Stock. Each Shareholder acknowledges that the Acquiror Stock are volatile securities that involve a high degree of risk. Each Shareholder represents that it is capable of determining what documents and information are necessary to evaluate the Merger and/or an investment in the Acquiror Stock, and has the capacity to protect its own interests in connection with the Merger and the acquisition of the Acquiror Stock.

          (f)    Each Shareholder represents that its financial condition is such that the Shareholder is able to bear any and all economic risks associated with investment in the Acquiror Stock, including the risk of holding the Acquiror Stock for an indefinite period of time. Each Shareholder represents that it can also afford a complete loss of its investment in the Acquiror Stock, and has adequate means of providing for the Shareholder's current needs and possible personal contingencies; provided, however, that nothing contained herein shall relieve Acquiror from strict adherence to the terms of Section 6.

          (g)  Until such time as the Acquiror Stock has been registered for resale, each Shareholder understands and acknowledges that each stock certificate representing the Acquiror Stock shall bear a legend in, or substantially in, the following form:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER SUCH SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF (I) EXCEPT AS SET FORTH IN THE SHAREHOLDERS AGREEMENT AND (II) UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION)."

          (h)  Each Shareholder understands that Acquiror may maintain a "stop transfer order" against the Acquiror Stock for the purpose of ensuring compliance with applicable securities laws. Acquiror shall not be required (a) to transfer or have transferred on its books any Acquiror Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as an owner of such Acquiror Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Acquiror Stock shall have been so transferred in violation of any provision of this Agreement. Acquiror agrees that such stop transfer instructions and legends will be promptly removed and transfers of Acquiror Common Stock will be processed if the provisions of this Agreement and the Securities Act are complied with.

          (i)    Each Shareholder is encouraged to review the Acquiror's filings with the Securities and Exchange Commission. Each Shareholder waives any right to notice in connection with the proposed Merger or the other transactions contemplated by the Merger Agreement. The Shareholder, either alone or together with the Shareholder's representative, has made such further investigation as the Shareholder deems appropriate as to, and is fully familiar with, and knowledgeable regarding, the financial condition, business affairs and prospects of Acquiror. The Shareholder has been given the opportunity to ask questions of, and receive answers from, the principal officers of Acquiror concerning the business and financial affairs of Acquiror, and has had further opportunity to obtain any additional information necessary to verify the accuracy of the foregoing information. To the extent any Shareholder has not sought information regarding any particular matter, the Shareholder represents that Shareholder had no interest in doing so and that such matters are not material to the Shareholder in connection with this investment.

        3.    Negative Covenants of Shareholder.

          (a)  Each Shareholder covenants and agrees that it will not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any and all shares of Acquiror Stock, or any option, right or other interest with respect to any Acquiror Stock, unless (i) such transaction is permitted pursuant to Rule 144, or pursuant to Section 3(a)(10) of the Securities Act, (ii) counsel representing such Shareholder, which counsel is reasonably satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's legal counsel, and upon which Acquiror and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Acquiror Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to such Shareholder (sought by such Shareholder or counsel to such Shareholder, with a copy thereof and all other related communications delivered to Acquiror) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

          (b)  In addition to, and without limiting the foregoing, each Shareholder covenants and agrees that it shall not, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, any Acquiror Stock or enter into any swap or other arrangement that transfers to any other person, in whole or in part, any of the economic consequences of ownership of such Acquiror Stock, except as provided in this paragraph 3(b). Such holders of Acquiror Stock may (i) from and after the Closing Date (as defined in the Merger Agreement), transfer, sell, or otherwise dispose of up to 25% of the total shares of Acquiror Stock which such holder has received, or to which such holder is entitled (including Escrow Shares, as defined in the Merger Agreement), pursuant to the terms of the Merger Agreement; (ii) from and after the 90th day after the Closing Date, transfer, sell, or otherwise dispose of up to 50% of the total shares of Acquiror Stock which such holder has received, or to which such holder is entitled (including Escrow Shares, as defined in the Merger Agreement), pursuant to the terms of the Merger Agreement; and (iii) from and after the 180th day after the Closing Date, transfer, sell or otherwise dispose of up to 100% of the total shares of Acquiror Stock which such holder has received, or to which such holder is entitled (including Escrow Shares, as defined in the Merger Agreement), pursuant to the terms of the Merger Agreement. Notwithstanding the foregoing, there shall be no limitations on the transfer or sale of shares by Shareholders pursuant to Section 6(c) below. Notwithstanding anything to the contrary contained in this Section 3(b), there shall be no limitations on the transfer by a Shareholder which is (A) a partnership to its partners, limited partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interests in the limited liability company, or (D) to the Shareholder's family member or trust for the benefit of an individual Shareholder, provided the transferee has agreed to in writing in form and substance reasonably satisfactory to Parent to be similarly bound by the restrictions on resell set forth in this Section 3(b) and in Section 5.2 of the Merger Agreement.

          (c)  Each Shareholder represents and warrants that it has no present plan or intention to sell, exchange or otherwise dispose of shares of Acquiror Stock received in connection with the Merger.

        4.    Rule 144.    From and after the Effective Time of the Merger and for so long as is necessary in order to permit each Shareholder to sell the Acquiror Stock held by it pursuant to Rule 144 under the Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Exchange Act referred to in Paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit each Shareholder to sell the Acquiror Stock held by it pursuant to the terms and conditions of Rule 144. Each Shareholder understands that, except as provided in this Section 4 and in Section 6 of this Agreement, Acquiror is under no obligation to register the sale, transfer or other disposition of any Acquiror Stock by or on behalf of any Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.

        5.    Restrictions on Resales.    Each Shareholder agrees and acknowledges that, in addition to the restrictions imposed under Sections 3 and 6(d) of this Agreement, the provisions of the Securities Act prohibit the public resale of Acquiror Stock (except in a transaction registered under the Securities Act) until such time as such Shareholder has beneficially owned, within the meaning of SEC Rule 144(d), the Acquiror Stock for a period of at least one (1) year after the date of the Merger. Each Shareholder acknowledges that such Shareholder is familiar with Rule 144 and agrees to comply with the provisions of such rule as applicable to the Acquiror Stock.

        6.    Registration of Shares Issued in the Merger.

          (a)    Registrable Shares.    For purposes of this Agreement, "REGISTRABLE SHARES" shall mean the shares of Acquiror Common Stock issued in the Merger to shareholders of Target (collectively, the "HOLDERS"). Notwithstanding the foregoing, a distribution of shares of Acquiror Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Section 6 and such underlying beneficial owners shall be entitled to the same rights under this Section 6 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Section 6.

          (b)    Required Registration.    Acquiror shall prepare and file with the Commission a shelf re-sale registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to re-sale of the Registrable Shares (the "REGISTRATION STATEMENT") and will effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Acquiror shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction). The Registration Statement shall be filed with the Commission not later than forty-five (45) days following the Effective Date of the Merger. Acquiror will maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances up to one year from the Effective Date (the "REGISTRATION EFFECTIVE PERIOD"). Following the date the Registration Statement is first declared effective (the "Registration Effective Date"), the Holders will be permitted (subject in all cases to the provisions of paragraphs (c) and (d) of this Section 6) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

          (c)    Piggyback Registrations.    If at any time Acquiror files a registration statement under the Securities Act, other than the shelf registration statement on Form S-3 required by Section 6(b) of this Agreement, for purposes of a public offering of securities of Acquiror (including, but not limited to, registration statements relating to secondary offerings of securities of Acquiror), Acquiror shall notify all Holders in writing at least ten (10) days prior to the filing of such registration statement and will afford each Holder an opportunity to include in such registration statement all or part of the Registrable Shares held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Shares held by it shall, within ten (10) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Shares by such Holder. If a Holder decides not to include all of its Registrable Shares in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Section 3(b) of this Agreement shall not limit or restrict the number of shares each Holder may sell pursuant to a registration statement under this Section 6(c).

              (i)    Underwriting.    If the registration statement under which Acquiror gives notice under this Section 6(c) is for an underwritten offering, Acquiror shall so advise the Holders of Registrable Shares. In such event, the right of any such Holder to be included in a registration pursuant to this Section 6(c) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Holders and other shareholders of Acquiror having preexisting contractual registration rights with respect to the offering similar to those of the Holders, on a pro rata basis based on the total number of Registrable Shares held by the Holders and such other shareholders; and second, to any shareholder of Acquiror (other than a Holder or other shareholders of Acquiror having registration rights with respect to the offering) on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

            (ii)    Right to Terminate Registration.    Acquiror shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by Acquiror.

          (d)    Suspension Right.    Notwithstanding any other provision of this Section 6, Acquiror shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Acquiror after consultation with counsel, the use of the Registration Statement and the prospectus related thereto must be suspended due to the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the "SUSPENSION RIGHT"). In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Acquiror and its shareholders or, if earlier, until such time as the information or event is no longer material, each as determined in good faith by Acquiror after consultation with counsel. Notwithstanding the foregoing, Acquiror shall not impose the Suspension Right at any time for more than thirty (30) consecutive days. Acquiror will promptly give the Holders written notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension. The Registration Effective Period shall be extended by a period of time equal to the duration of any period during which the Suspension Right is imposed.

          (e)    Further Obligations of Acquiror.

              (i)  Acquiror shall furnish to the Holders such reasonable number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), any documents incorporated by reference into the Registration Statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

            (ii)  Acquiror will use its best efforts to diligently prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

            (iii)  Acquiror shall file on a timely basis with the SEC all information that the SEC may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, shall take all action that may be required as a condition to the availability of Rule 144 and Section 3(a)(10) under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to Acquiror Stock. Acquiror shall furnish to any Holder forthwith upon request (i) a written statement by Acquiror as to its compliance with the reporting requirements of Rule 144 and Section 3(a)(10), (ii) a copy of the most recent annual or quarterly report of Acquiror as filed with the SEC, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Shares without registration.

            (iv)  Acquiror shall notify the Holders promptly (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, and (iv) of the receipt by Acquiror of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for that purpose.

            (v)  Acquiror shall use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and if one is issued, will use commercially reasonable efforts to obtain the withdrawal of any stop order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction at the earliest possible time.

          (f)    Obligations of Holders.

              (i)  Each Holder covenants and agrees that it shall promptly furnish to Acquiror such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be reasonably requested by Acquiror in order to effect the registration of its Registrable Securities. Each Holder agrees that it will not effect any disposition of its Registrable Securities that would constitute a sale within the meaning of the Securities Act (including a disposition which qualifies for an exemption from registration thereunder) except in compliance with the Securities Act and the regulations thereunder, including all applicable prospectus delivery requirements.

            (ii)  Each Holder covenants and agrees that it will promptly advise the Acquiror of any changes in the information concerning each Holder contained in the Registration Statement and that such Holder will not make any sale of Registrable Securities pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Securities Act.

            (iii)  Each Holder acknowledges that occasionally there may be times (as described in paragraph (c) of this Section 6) when Acquiror must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Acquiror and declared effective by the SEC, the relevant prospectus supplemented by Acquiror or until such time as Acquiror has filed an appropriate report with the SEC pursuant to the 1934 Act. During any period in which sales are suspended, each Holder covenants and agrees that it will not offer or sell any such Registrable Securities pursuant to the Registration Statement or any such prospectus.

            (iv)  Each Holder acknowledges and agrees to be bound by the terms set forth in Section 9 of the Merger Agreement, including the appointment of a Stockholders' Agent, and the authority granted to such Stockholders' Agent pursuant to the Escrow Agreement and Section 9 of the Merger Agreement.

          (g)    Expenses.    Acquiror agrees to bear its own costs and expenses for any registration pursuant to this Section 6. The costs and expenses to be borne by Acquiror for purposes of this Section 6 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for Acquiror, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges.

          (h)    Indemnification.

              (i)  Acquiror will indemnify and hold harmless each Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such Holder (and its officers, directors, employees, shareholders or partners), or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph (h)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror; nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Holder, or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the Prospectus most recently provided by Acquiror to the Holder prior to the date of such sale.

            (ii)  Each selling Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any other Holder selling securities pursuant to the Registration Statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Acquiror prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Acquiror prior to such sale; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this paragraph (h)(2) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph (h)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; provided, however, that in no event shall any indemnity under this paragraph (h) exceed the proceeds from the offering received by such Holder.

            (iii)  Each person entitled to indemnification under this paragraph (h) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph (h) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            (iv)  To the extent that the indemnification provided for in this paragraph (h) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        7.    Termination of Investor Rights Agreement.    Each party hereto that is a party to that certain Amended and Restated Investor Rights Agreement dated October 19, 2000 (the "IRA"), hereby agrees and consents to the termination of all of such party's rights under the IRA and each such party agrees to execute any documents necessary to effect the same. Such termination is conditional and effective upon the Closing.

        8.    Notices.    All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered by hand, (ii) one (1) business day after deposit with a nationally-recognized overnight courier service, with delivery charges prepaid or otherwise satisfied, or (iii) three (3) days after deposit in the United States mail, postage prepaid, certified or registered mail, addressed to a party as follows:

    if to Acquiror:

      Pixelworks, Inc.
      7700 SW Mohawk Street
      Tualatin, OR 97062
      Fax No.: (503) 612-6713
      Attention: Chief Financial Officer

    with a copy to:

      Ater Wynne LLP
      222 S.W. Columbia, Suite 1800
      Portland, OR 97201
      Fax No: 503-226-0079
      Attention: William C. Campbell
                        Gordon O. Jesperson

    if to Target, to:

      nDSP Delaware, Inc.
      1901 South Bascom Ave., Suite 700
      Campbell, CA 95008-2209
      Fax No: (408) 626-1641
      Attention: President

    with a copy to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Fax No.: (650) 849-7400
      Attention: Robert. J. Brigham
                        Frank F. Rahmani

    if to Shareholders:

      At the address set forth beneath each Shareholders' signature below or to such other address as any party may designate for itself by notice given as provided in this Agreement, except that notices of change of address shall only be effective upon receipt.

        9.    Termination.    This Agreement shall terminate and shall be of no further force and effect upon the termination of the Merger Agreement, pursuant to its terms.

        10.    Counterparts.    This Agreement shall be executed in one or more counterparts, any of which may be a facsimile copy, each of which shall be deemed an original, and all of which together shall constitute one instrument.

        11.    Binding Agreement.    This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of each Shareholder and any pledgee holding Acquiror Stock as collateral.

        12.    Waiver.    No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

        13.    Governing Law.    This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of either (i) the Circuit Court of Multnomah County of the State of Oregon or (ii) the United States District Court in Portland, Oregon, and all courts from which an appeal may be taken, solely for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement, or any document, instrument, agreement or matter related thereto, and hereby waives to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that he, she or it is not subject personally to the jurisdiction of the above-named courts for such proceedings. Process in any suit, action or other proceeding referred to in this section may be served on any party through the procedures for notice herein.

        14.    Integration.    This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter of the Agreement.

        15.    Attorneys' Fees.    In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, and disbursements whether or not the proceeding results in a final judgment.

        16.    Effect of Headings.    The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

        17.    Third-Party Reliance.    Counsel to and accountants for the parties shall be entitled to rely upon this Agreement.

        18.    Representations and Warranties.    The representations and warranties by Shareholders made in this Agreement shall be deemed to have been made as of the date hereof and as of immediately prior to the Effective Time of Merger.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first written above.

nDSP DELAWARE, INC.	PIXELWORKS, INC.
By:	By:
Name:		Allen Alley President and Chief Executive Officer
Title:

STOCKHOLDER

By:
Name:
Entity:	(if applicable)
Title:	(if applicable)
Address:

APPENDIX A

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nDSP DELAWARE, INC. REGISTRATION RIGHTS AGREEMENT
APPENDIX A